Exhibit 10.2

Belo Corp.

Belo 2004 Executive Compensation Plan

Form of Option Grant Agreement

(Non-Employee Director)

[DATE]

Belo Corp., a Delaware corporation (the "Company"), pursuant to its 2004 Executive Compensation Plan (the "Plan"), grants to the member of the Board of Directors named below (the "Director") the following option to purchase shares of its Common Stock:

Director: [Name]

Date of grant: [Date]

No. of shares: [_____ shares of Series B Common Stock]

Exercise price: [$_____ ] per share

Type of option: Non-statutory stock option

Exercise date: [100% of the shares] become exercisable on and after [the first anniversary of the grant date].

Change in Control: In the event of a Change in Control of the Company (as defined in the Plan), the option will be immediately exercisable with respect to all shares, notwithstanding the foregoing exercise date.

Expiration date: This option will expire on, and may not be exercised after, [ten years from date of grant].

Payment of exercise price: The exercise price for shares purchased by the Director may be paid in cash; by the Director's personal check; if permitted generally by the Compensation Committee, by authorizing the Company to withhold a number of shares having a value on the date of exercise equal to the aggregate exercise price; or by a combination of the foregoing methods. To the extent permitted by law, the Director may also make arrangements satisfactory to the Company for the deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares purchased on exercise or may transfer to the Company previously acquired shares of Common Stock owned by the Director for at least six months (or less if permitted by the Compensation Committee) in payment of the exercise price.

1

Other terms and conditions: The Director shall not have any of the rights of a stockholder of the Company with respect to the optioned shares except to the extent that one or more certificates of optioned shares have been delivered to the Director, or the Director has been determined to be a stockholder of record by the Company's Transfer Agent, upon due exercise of the option.

This option is subject to all other terms and conditions of the Plan. Copies of the Plan may be obtained from the Senior Vice President/Human Resources of the Company. By executing this Option Grant Agreement, the Director agrees to the terms set forth above and agrees to be bound by the provisions of the Plan.

Belo Corp.

By: __________________________________

_____________________________________

Director

_____________________________________

Date

2